Exhibit 10.2
LOCK UP AGREEMENT

The undersigned, [Insert Name of Shareholder], agrees that he will not, directly or indirectly, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose (collectively, “Sale”) of any of the [Insert Number of Shares]  shares of the common stock of the Helix Wind, Corp. (the “Company”), including without limitation, options, rights, warrants or other securities underlying, convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for any common stock (whether or not beneficially owned by the undersigned), or any beneficial interest therein, except as follows: [Insert Leak Out terms]

Notwithstanding the foregoing, the following transfers are permitted, provided the transferee agrees in writing prior to the transfer to be bound by the terms of this Agreement: (i) a transfer on death by will or intestacy; (ii) a transfer to a member of the undersigned's immediate family; (iii) a transfer to a family trust; or (iv) a transfer resulting from the enforcement of a bona fide pledge entered into by the undersigned prior to the date hereof.  For purposes of this paragraph, "immediate family" shall mean the spouse, lineal descendant, father, mother, brother or sister of the transferor.

In order to enable the enforcement of this agreement, the undersigned hereby consents to the placing of legends on certificates in the form below and/or stop orders with the transfer agent of the Company with respect to the shares and the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this agreement.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A LOCK-UP AGREEMENT, AS THE SAME MAY BE AMENDED, MODIFIED OR SUPPLEMENTED, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE ISSUER AND WILL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.  SUCH AGREEMENT PROVIDES, AMONG OTHER THINGS, FOR THE GRANTING OF CERTAIN RESTRICTIONS ON THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE.  BY ACCEPTANCE OF THIS CERTIFICATE, EACH HOLDER HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF SUCH AGREEMENT.  THE ISSUER RESERVES THE RIGHT TO REFUSE TO TRANSFER THE SHARES REPRESENTED BY THIS CERTIFICATE UNLESS AND UNTIL THE CONDITIONS TO TRANSFER SET FORTH IN SUCH AGREEMENT HAVE BEEN FULFILLED.

Any obligations of the undersigned under this agreement shall be binding upon the heirs and personal representatives of the undersigned.

This Agreement shall become effective only upon the occurrence of each of the following events: (i) the entry into a lock up agreement by [Insert reference to other lock up agreements], on substantially identical terms to this Agreement, covering all of the shares of the Company's common stock beneficially owned held by that entity and providing for the release of shares on the same basis and in the same amount as set forth therein and (ii) the Company's closing of a financing transaction resulting in gross proceeds of not less than $5 million on or before February 10, 2010.

The provisions contained herein shall terminate and have no further force and effect on the earlier of: (i) the termination of the [Insert reference to other lock up agreements], (ii) the date that any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) acquires beneficial ownership of voting securities of the Company, of securities representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; (iii)  the consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of the assets of the Company unless, in each case, the beneficial owners of outstanding voting securities of the Company immediately prior to transaction continue to beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Company; (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or (v) February 11, 2012.

This Agreement is being entered into by the undersigned with the understanding that the [Insert reference to other lock up agreements] will remain in effect during its term.  The Company shall provide the undersigned with written notice of any amendment or waiver of observance of any term of the [Insert reference to other lock up agreements] (either generally or in a particular instance and either retroactively or prospectively), and the undersigned shall have the right, in his sole discretion, to have the amendment or waiver apply to this lock up agreement on the same basis.

Any notices required or permitted by this Agreement shall be deemed given when delivered personally or sent by one party to the other by facsimile or in writing by registered or certified mail, return receipt requested, addressed as follows:

Company:

Helix Wind, Inc.
1848 Commercial Street
San Diego, California  92123
Attention:  Ian Gardner
Facsimile No.:  (619) 330-2625

Undersigned:

[Insert Contact Information]

with a copy (which shall not constitute notice) to:

[Insert Contact Information]

Any notice pursuant to this Agreement shall be deemed to be delivered, given, and received for all purposes as of the date received; and provided further, that (i) mail sent via Certified Mail, Return Receipt Requested, certified fee and normal postage prepaid, shall be deemed to have been received on the earlier of actual receipt thereof or the date of refusal or inability to deliver, indicated on the Receipt for Certified Mail and (ii) mail sent via Federal Express or other recognized overnight courier shall be deemed delivered one (1) business day after deposit with Federal Express or such other recognized overnight courier service, charges prepaid.  The above addresses may be changed from time to time by giving notice thereof in the manner provided herein.

The rights and obligations of the parties hereunder and the interpretation of this Agreement shall be governed by the laws of the State of California (without regard to the principles of conflicts of law) applicable to contracts executed and to be performed in such state.  The parties hereto consent to the personal jurisdiction of the courts of the State of California in connection with any claim or dispute arising in connection with the Agreement.  Any action or proceeding seeking to enforce any provision of, or any right arising out of this Agreement may be brought only the courts of the State of California, County of San Diego.

Dated:  ___________________, 2009

Signature:

[Insert Name of Shareholder]